Exhibit 99.3

HOME BISTRO, INC.

PRO FORMA COMBINED FINANCIAL INFORMATION

(UNAUDITED)

HOME BISTRO, INC.

HOME BISTRO, INC.

Introduction to Unaudited Pro Forma Combined Financial Information

Home Bistro, Inc. (f/k/a Gratitude Health, Inc.), a Nevada corporation (the “Company” or “our”) was incorporated in the State of Nevada on December 17, 2009. The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our acquisition of Home Bistro, Inc., a privately-held Delaware corporation engaged in the food preparation and home-delivery business (“Home Bistro”). On September 14, 2020, the Company changed its name from Gratitude Health, Inc. to “Home Bistro, Inc.”.

On September 30, 2020, Home Bistro converted from a Delaware corporation to a Nevada corporation, and in connection therewith, changed its name to “Home Bistro Holdings, Inc.”

On April 20, 2020, the Company, Fresh Market Merger Sub, Inc., a Delaware corporation and a newly created wholly-owned subsidiary of the Company (“Merger Sub”), and Home Bistro entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub agreed to merge with and into Home Bistro, with Home Bistro becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). Pursuant to the terms of the Merger Agreement, Home Bistro filed a Certificate of Merger with the Nevada Secretary of State on April 20, 2020.

Effective April 20, 2020, the Company acquired Home Bistro pursuant to the Merger Agreement and Home Bistro became a wholly-owned subsidiary of the Company. As a result of the Merger, for financial statement reporting purposes, the business combination between the Company and Home Bistro has been treated as a reverse acquisition and recapitalization with Home Bistro deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) Section 805-10-55. At the time of the Merger, both the Company and Home Bistro had their own separate operating segments. Accordingly, the assets and liabilities and the historical operations that are reflected in the consolidated financial statements after the Merger are those of Home Bistro and are recorded at the historical cost basis of Home Bistro. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Home Bistro which are recorded at historical cost. The results of operations of the Company are consolidated with results of operations of Home Bistro starting on the date of the Merger. The equity of the consolidated entity is the historical equity of Home Bistro retroactively restated to reflect the number of shares issued by the Company in the reverse acquisition.

The Merger constituted a change of control and the majority of the Board of Directors changed with the consummation of the Merger. The Company issued to Home Bistro stockholders shares of Common Stock and warrants which represented approximately 80% of the combined company on a fully converted basis after the closing of the Merger.

Prior to the effective time of the Merger, the Company and certain of its existing securityholders entered into an Exchange Agreement providing for, among other things, the exchange (the “Exchange”) of securities held by such securityholders for shares of common stock, par value $0.001 per share (“Common Stock”), as more fully detailed therein. As a result of the Exchange, all of the Company’s issued and outstanding shares of Series A Preferred Stock, Series C Preferred Stock and convertible notes were converted into an aggregate of 172,937,500 shares of Common Stock on a fully-diluted basis, consisting of 43,645,542 shares of Common Stock and warrants to purchase up to 129,291,958 shares of Common Stock. 250,000 shares of Series B Convertible Preferred Stock remain issued and outstanding and the other 250,000 shares of Series B Convertible Preferred Stock owned by a former officer were cancelled on April 9, 2020 pursuant to a General Release Agreement.

Certain of the Company’s existing securityholders retained securities held prior to the Merger, consisting of 17,082,065 shares of Common Stock and 1,940,000 stock options which were outstanding at the effective time of the Merger.

At the effective time of the Merger, and subject to the terms and conditions of the Merger Agreement, each outstanding share of common stock of Home Bistro was converted into the right to receive approximately fifteen thousand one hundred twenty (15,120) shares of Common Stock. Accordingly, the aggregate consideration issuable in the Merger to the former securityholders of Home Bistro was 768,838,261 shares of Common Stock on a fully-diluted basis consisting of 547,244,708 shares of Common Stock and warrants to purchase up to 221,593,553 shares of Common Stock.

At the effective time of the Merger, the Company had an aggregate of 960,797,826 shares of Common Stock issued and outstanding on a fully-diluted basis, consisting of 607,972,315 shares of Common Stock, 1,940,000 stock options and warrants to purchase up to 350,885,511 shares of Common Stock.

As a result of the above transactions and the Company’s intent to dispose or divest the assets associated with the RTD (Ready to Drink) beverage business, this transaction was accounted for as a reverse recapitalization of Home Bistro where Home Bistro is considered the historical registrant and the historical operations presented will be those of Home Bistro.

On April 20, 2020, pursuant to the terms of the Merger Agreement, Roy G. Warren, Jr., Mike Edwards and Bruce Zanca resigned as directors of the Company and Roy G. Warren, Jr. resigned as Chief Operating Officer of the Company. The resignations were not the result of any disagreement related to the Company’s operations, policies or practices. Furthermore, on April 20, 2020, Mr. Zalmi Duchman, the Chief Executive Officer of Home Bistro, Michael Finkelstein and Michael Novielli were appointed as directors of the Company. In addition, Mr. Duchman was appointed Chief Executive Officer.

In connection with the Merger, certain Company stockholders entered into a Lock-Up and Leak-Out Agreement with the Company pursuant to which, among other thing, such stockholders agreed to certain restrictions regarding the resale of Common Stock for a period of two years from the date of the Merger Agreement, as more fully detailed therein.

Additionally, on April 20, 2020, the Company and a stockholder entered into a Put Option Agreement, pursuant to which, among other things, the Company agreed, at the election of the stockholder, to purchase certain shares of Common Stock from such stockholder no sooner than two years from the date of the Put Option Agreement (the “Market Period”). Pursuant to the Put Option Agreement, in the event that the stockholder does not generate $1.3 million dollars (the “Total Investment”) in gross proceeds from the sale of its shares of Common Stock by the second anniversary of the Put Option Agreement, then the stockholder has the right to cause the Company to purchase shares held by the stockholder at a price equal to the difference between the Total Investment and the net proceeds actually realized by the stockholder from shares of Common Stock sold during the Market Period and the number of shares of Common Stock held by the stockholder on the date the put right is exercised. The put right expires fourteen (14) days from end of the Market Period.

The unaudited pro forma balance sheet is based on the historical statements of the Company and Home Bistro, and combine the balance sheets of the Company and Home Bistro as of December 31, 2019, giving effect to the Merger as if it occurred on December 31, 2019. The historical balance sheets of the Company were derived from its audited consolidated balance sheets as of December 31, 2019 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 14, 2020. The historical balance sheet of Home Bistro was derived from its audited balance sheet as of December 31, 2019, which is filed as Exhibit 99.1 to the Current Report on Form 8-K/A that this pro forma combined financial information constitutes Exhibit 99.3 (the “Form 8-K/A”).

The unaudited pro forma combined statements of operations are based on the historical statements of the Company and Home Bistro, and combine the results of operations of the Company and Home Bistro for the year ended December 31, 2019, giving effect to the Merger as if it occurred on January 1, 2019, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results. The historical results of operations of the Company were derived from its audited consolidated statements of operations of December 31, 2019 included in its Annual Report on Form 10-K filed with the SEC on May 14, 2020. The historical results of operations of Home Bistro were derived from its audited statement of operations for the year ended December 31, 2019 included in the Form 8-K/A.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the Merger occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Merger.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

HOME BISTRO, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Gratitude Health, Inc.	Home Bistro, Inc.
	December 31,	December 31,
	2019	2019		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr		Cr.	Balances
ASSETS	( see Note)	( see Note)					(Unaudited)

CURRENT ASSETS:
Cash	$115,207	$7,137		$-		$-	$122,344
Accounts receivable	2,219	-		-		-	2,219
Prepaid expenses and other current assets	10,511	916		-		-	11,427

Total Current Assets	127,937	8,053		-		-	135,990

Other assets:
Operating lease right-of-use assets, net	40,699	-		-		-	40,699
Deposits	6,828	-		-		-	6,828
Total other assets	47,527	-		-		-	47,527

Total Assets	$175,464	$8,053		$-		$-	$183,517

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$149,776	$243,789		$-		$-	$393,565
Accrued salaries and related payroll liabilities	17,620	3,648		-		-	21,268
Convertible notes payable, net of debt discount	980,648	-	(a)	980,648		-	-
Operating lease liabilities, current portion	25,612	-		-		-	25,612
Note payable - in default	-	3,738		-		-	3,738
Advance payable	-	18,192		-		-	18,192
Unredeemed gift cards	-	10,365		-		-	10,365

Total Current Liabilities	1,173,656	279,732		980,648		-	472,740

LONG-TERM LIABILITIES:
Operating lease liabilities, less current portion	15,087	-		-		-	15,087
Common stock repurchase obligation	-	-	(b)	-		1,300,000	1,300,000

Total Long-term Liabilities	15,087	-		-		1,300,000	1,315,087

Total Liabilities	1,188,743	279,732		980,648		1,300,000	1,787,827

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT :

Preferred stock $0.001 par value; 20,000,000 shares authorized;
Convertible Series A Preferred Stock ($0.001 Par value; 520,000 shares authorized) 519,000 shares issued and outstanding	519	-	(a)	519		-	-
Convertible Series B Preferred Stock ($0.001 Par value; 500,000 shares authorized) 500,000 shares issued and outstanding	500	-	(a)	250		-	250
Convertible Series C Preferred Stock ($0.001 Par value; 2,500 shares authorized) 2,500 shares issued and outstanding	2	-	(a)	2		-	-
Common stock ($0.001 par value; 1,000,000,000 shares authorized; 17,082,065 shares issued and outstanding prior to merger;	17,082	3	(a)	3	(a)(a)	43,646	607,973
Common stock to be issued (2,600,000 shares)	2,600	-	(a)	2,600		-	-
Additional paid-in capital	2,569,523	4,820,046	(a) & (b)	4,510,374		-	2,879,195
Subscription receivable	-	-		-		-	-
Accumulated deficit	(3,603,505)	(5,091,728)		-	(a)	3,603,505	(5,091,728)

Total Stockholders’ Deficit	(1,013,279)	(271,679		4,513,748		4,194,396	(1,604,310)

Total Liabilities and Stockholders’ Deficit	$175,464	$8,053		$5,494,396		$5,494,396	$183,517

See accompanying notes to unaudited pro forma combined financial statements.

HOME BISTRO, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Gratitude Health, Inc.	Home Bistro, Inc.
	For the Year Ended	For the Year Ended
	December 31, 2019	December 31, 2019	Pro Forma Adjustments		Pro Forma
	Historical	Historical	Dr	Cr.	Balances
	( see Note)	( see Note)			(Unaudited)
Net sales	$5,228	$836,599	$-	$-	$841,827

Cost of sales	69,035	499,396	-	-	568,431

Gross profit (loss)	(63,807)	337,203	-	-	273,396

Operating expenses:

Compensation and related expenses	405,326	362,526	-	-	767,852
Professional and consulting expenses	229,913	27,231	-	-	257,144
Research and development expenses	70,930	-	-	-	70,930
Selling and marketing expenses	62,780	57,067	-	-	119,847
General and administrative expenses	223,786	104,569	-	-	328,355

Total operating expenses	992,735	551,393	-	-	1,544,128

Loss from operations	(1,056,542)	(214,190)	-	-	(1,270,732)

Other income (expenses):
Gain on extinguishment of accounts payable	-	18,470	-	-	18,470
Interest expense and finance charges	(116,951)	(3,341)	-	-	(120,292)

Total other expenses, net	(116,951)	15,129	-	-	(101,822)

Loss before income taxes	(1,173,493)	(199,061)	-	-	(1,372,554)

Provision for income taxes	-	-	-	-	-

Net loss	(1,173,493)	(199,061)	-	-	(1,372,554)

Deemed dividend	(1,314,988)	-

Net loss available to common stockholders	$(2,488,481)	$(199,061)

Net loss per common share:
Basic and Diluted	$(0.13)				$(0.00)

Weighted average shares outstanding:
Basic and Diluted	19,562,188				607,972,315

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited pro forma adjustments reflect the following transaction:

	Debit	Credit
a)
Additional paid in capital	3,210,374
Common stock, par value	3
Common stock to be issued, par value	2,600
Series A Preferred stock, at par	519
Series B Preferred stock, at par	250
Series C Preferred stock, at par	2
Convertible notes payable	980,648
Common stock, at par		590,891
Accumulated deficit		3,603,505

To recapitalize for the acquisition of Home Bistro on April 20, 2020 pursuant to the Merger Agreement. The Merger constituted a change of control and the majority of the Board of Directors changed with the consummation of the Merger. The Company issued to Home Bistro stockholders shares of Common Stock and warrants which represented approximately 80% of the combined company on a fully-converted basis after the closing of the Merger.

b)
Additional paid in capital	1,300,000
Common stock repurchase obligation		1,300,000
To record repurchase obligation liability pursuant to the Put Option Agreement